Morgan Stanley Global Fixed Income Opportunities
Fund
Item 77O- Transactions effected pursuant to Rule 10f-3


Securities Purchased:  Capital One Financial Corporation
2.500% due 5/15/2020
Purchase/Trade Date:	5/9/2017
Offering Price of Shares: $99.842
Total Amount of Offering: $1,400,000,000
Amount Purchased by Fund: $1,300,000
Percentage of Offering Purchased by Fund: 0.093%
Percentage of Fund's Total Assets: 0.25%
Brokers: Citigroup, Barclays, Morgan Stanley, Capital
One Securities, Deutsche Bank Securities, RBC Capital
Markets
Purchased from: Citigroup Global Markets
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  THC Escrow Corporation III
(Tenet Health) 5.125% due 5/1/2025
Purchase/Trade Date:	6/5/2017
Offering Price of Shares: $100.000
Total Amount of Offering: $1,410,000,000
Amount Purchased by Fund: $215,000
Percentage of Offering Purchased by Fund: 0.015%
Percentage of Fund's Total Assets: 0.04%
Brokers: Barclays, BofA Merrill Lynch, Goldman Sachs
& Co. LLC, Capital One Securities, Citigroup, RBC
Capital Markets, SunTrust Robinson Humphrey, Wells
Fargo Securities, Morgan Stanley, Scotiabank
Purchased from: Barclays Capital Inc.
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.







Securities Purchased:  Baidu Inc. 2.875% due 7/6/2022
Purchase/Trade Date:	6/28/2017
Offering Price of Shares: $99.470
Total Amount of Offering: $900,000,000
Amount Purchased by Fund: $630,000
Percentage of Offering Purchased by Fund: 0.070%
Percentage of Fund's Total Assets: 0.12%
Brokers: Goldman Sachs (Asia) L.L.C., J.P. Morgan,
HSBC, Morgan Stanley, DBS Bank Ltd. CICC HK
Securities
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.



Securities Purchased:  DNB Bank ASA 2.125% due
10/2/2020
Purchase/Trade Date:	9/25/2017
Offering Price of Shares: $99.925
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $3,025,000
Percentage of Offering Purchased by Fund: 0.242%
Percentage of Fund's Total Assets: 0.57%
Brokers: Barclays Capital Inc., DNB Markets, Inc.,
Goldman Sachs & Co. LLC, J.P. Morgan Securities
LLC, Morgan Stanley & Co. LLC
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSR.